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            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                February 13, 1998
 Riddell Sports Inc.
 900 Third Avenue
 New York, New York 10022

                Re: Offering of up to 1,619,053 Shares of Riddell Sports Inc. Common Stock by Selling Stockholders pursuant to Registration Statement on Form S-3

 Ladies and Gentlemen:

           We have acted as special counsel to Riddell Sports Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-43247) (the "Registration Statement") relating to the registration for resale by (i) Angelo, Gordon & Co., L.P. ("Angelo, Gordon") and Silver Oak Capital, L.L.C. ("Silver Oak" and together with Angelo, Gordon, the "Convertible Noteholders") of up to 1,395,011 shares of common stock, par value $.01 per share ("Common Stock"), of the Company issuable upon the conversion of $7,500,000 principal amount of the Company's 4.1% Convertible Subordinated Note Due November 1, 2004 (the "Convertible Note"), and (ii) Gregory C. Webb, W. Kline Boyd, Elizabeth Metcalfe Boyd and J. Kristin Shepherd (collectively, the "Varsity Executives" and together with the Convertible Noteholders, the "Selling Stockholders") of up to 224,042 shares of Common Stock of the Company.

           This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
 (i) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on December 24, 1997 under the Act, and Amendment No. 1 thereto to be filed with the Commission on the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement dated November 8, 1996 (the "Registration Rights Agreement"), by and between the Company and Silver Oak; (iii) an executed copy of the Note Purchase Agreement (the "Note Purchase Agreement") dated October 30, 1996 by and between the Company and Silver Oak; (iv) an executed copy of the Stock Purchase Agreement by and between Gregory C. Webb and the Company dated as of May 5, 1997 (the "Webb Agreement"); (v) an executed copy of the Stock Purchase Agreement by and between W. Kline Boyd and the Company dated as of May 5, 1997 (the "Boyd Agreement"); (vi) an executed copy of the Stock Purchase Agreement by and between J. Kristin Shepherd and the Company dated as of May 5, 1997 (together with the Webb Agreement and the Boyd Agreement, the "Stock Purchase Agreements"); (vii) the Certificate of Incorporation of the Company, as amended to date; (viii)

 the Bylaws of the Company, as amended to date; (ix) certain resolutions adopted by the Board of Directors of the Company, relating to, among


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 other things, the authorization of the sale of the Convertible Note and its terms and related matters and the authorization of the Stock Purchase Agreements and their terms and related matters; (x) the form of Convertible Note attached as an exhibit to the Note Purchase Agreement; (xi) a specimen certificate for the Common Stock; (xii) the Secretary's Certificate, dated June 27, 1997, certifying as to the number of shares to be issued in accordance with the terms of the Stock Purchase Agreements; (xiii) the Officer's Certificate, dated February
 9, 1998, certifying as to, among other things, the price per share of Common Stock at which the Company sold the Common Stock pursuant to the terms of the Stock Purchase Agreements and the transfer of a portion of the shares of Common Stock originally issued to W. Kline Boyd under the Boyd Agreement to Elizabeth Metcalfe Boyd; and (xiv) receipts, dated November 8, 1996, executed by Silver Oak and the Company acknowledging receipt by the Company of payment in full for the purchase of the Convertible Note and receipt by Silver Oak of the Convertible Note. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

           In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

           In rendering the opinion set forth in paragraph 1 below, we have assumed that the Convertible Note conforms to the specimen thereof examined by us.

           In rendering the opinion set forth in paragraph 2 below, we have assumed that (a) the Company received the full consideration required by the Stock Purchase Agreements and stated in the Officer's Certificate for the issuance of the 224,042 shares of Common Stock to be sold by the Varsity Executives, (b) Mr. Boyd duly transferred his ownership of 59,481 shares of the 81,351 shares of Common Stock issued by the Company pursuant to the Boyd Agreement to Elizabeth Metcalfe Boyd and such transfer was registered by the transfer agent and registrar for the Common Stock and (c) each of the stock certificates evidencing the 224,042 shares of Common Stock to be sold by the Varsity Executives conforms to the specimen Common Stock certificate examined by us and has been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar.

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           Members of our firm are admitted to the bar in the State of
 New York, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

           Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

           1.  When (i) the Registration Statement becomes effective,
 (ii) the Convertible Note has been duly converted by the Convertible Noteholders in accordance with the terms of the Convertible Note and the Note Purchase Agreement and (iii) the shares of Common Stock issuable upon conversion of the Convertible Note in the form of the specimen Common Stock certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, registered by such transfer agent and registrar and issued and delivered upon conversion of the Convertible Note in accordance with the terms thereof and of the Note Purchase Agreement, the 1,395,011 shares of Common Stock to be sold by the Convertible Noteholders will be validly issued, fully paid and nonassessable.

           2. The 224,042 shares of Common Stock to be sold by the Varsity Executives have been validly issued and are fully paid and nonassessable.

           We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                               Very truly yours,

                               /s/ SKADDEN, ARPS, SLATE, MEAGHER
                                   & FLOM LLP